UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2016

Universal Truckload Services, Inc.

(Exact name of registrant as specified in its charter)

Michigan	0-51142	38-3640097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12755 E. Nine Mile Road, Warren, Michigan

(Address of principal executive offices)

48089

(Zip Code)

(586) 920-0100

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 6, 2016, Universal Truckload Services, Inc. (the “Company”) issued a press release announcing that David A. Crittenden resigned from his position as the Company’s Chief Financial Officer and Treasurer to pursue other business interests.

On April 4, 2016, the Company entered into a Separation Agreement and General Release with Mr. Crittenden (the “Separation Agreement”). The Separation Agreement provides that Mr. Crittenden will resign as the Company’s Chief Financial Officer and Treasurer effective immediately. Under the Separation Agreement, Mr. Crittenden is entitled to severance pay in the amount of $212,000, payable at the rate of $6,625 per week for 32 weeks, less applicable federal, state, and local taxes and other deductions as may be required by law. Upon completion of these payments, Mr. Crittenden is entitled to the sum of $132,500, payable at the rate of $6,625 per week for 20 weeks, in exchange for the non-disparagement and confidentiality covenants in the Separation Agreement. Mr. Crittenden will also provide consulting services to the Company on an as-needed basis under the Separation Agreement for a period of one year following his resignation. After conclusion of the one-year period, Mr. Crittenden will remain available for consulting services when and as requested by the Company at a rate of $130 per hour. The Separation Agreement supersedes any and all rights to payments or benefits to which Mr. Crittenden would otherwise be entitled under his employment agreement dated as of September 7, 2010 with LINC Logistics Co., the Company’s wholly owned subsidiary, although Mr. Crittenden remains entitled to reimbursement for 12 months of COBRA premiums for medical and dental coverage, and 5,577 unvested shares of restricted stock held by Mr. Crittenden were deemed fully vested as of the date of his resignation.

The foregoing summary of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, which is filed as Exhibit 10.1 and is incorporated by reference into this report.

On March 31, 2016, the Company appointed Jude Beres, age 44, as its Chief Financial Officer. Mr. Beres previously served as the Company’s Chief Administrative Officer since April 2015. Prior to joining Universal, Mr. Beres worked for multiple affiliated companies in finance and accounting and most recently served as Vice President of Finance and Accounting for Central Transport. Mr. Beres has over 19 years of experience in the less-than-truckload, truckload, intermodal and logistics industries. He holds a Bachelor of Accountancy from Walsh College.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 7.01	REGULATION FD DISCLOSURE.

On April 6, 2016, the Company issued a press release announcing earnings release and planned investor communication dates. A copy of such press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description

10.1	Separation Agreement and General Release dated April 4, 2016 between the Company and David A. Crittenden

99.1	Press Release dated April 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIVERSAL TRUCKLOAD SERVICES, INC.

Date: April 6, 2016	/s/ Steven Fitzpatrick
Steven Fitzpatrick
Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Separation Agreement and General Release dated April 4, 2016 between the Company and David A. Crittenden

99.1	Press Release dated April 6, 2016.